Exhibit 10.1

Execution Copy

ASSET CONTRIBUTION AND EXCHANGE AGREEMENT

This ASSET EXCHANGE AND CONTRIBUTION AGREEMENT (this “Agreement”), dated as of March 30, 2021, is made and entered into by and between CoreWeave, Inc., a Delaware corporation (“CoreWeave”) and TTM Digital Assets & Technologies, Inc. , a Nevada corporation (“TTM”). Each of CoreWeave and TTM is a “Party” and collectively CoreWeave and TTM are the “Parties.”

WHEREAS, CoreWeave desires to contribute and transfer to TTM, and TTM desires to accept and assume from CoreWeave, on the terms and subject to the conditions set forth in this Agreement, certain cryptocurrency mining hardware equipment with a stated minimum compute capacity (as more specifically described herein) in exchange for Twenty-Eight and Sixty-Five One-Hundredths Percent (28.65%) of the total issued and outstanding capital stock of TTM as of the date hereof; and

WHEREAS, simultaneously herewith, and as a condition hereof, CoreWeave and TTM are entering into a Hosting Facility Agreement (the “Hosting Agreement”) for CoreWeave to host the contributed assets substantially in the form attached hereto as Exhibit A, and a Services Agreement (the “Services Agreement”) for CoreWeave to operate and maintain the contributed assets on TTM’s behalf substantially in the form attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements and the conditions set forth in this Agreement, CoreWeave and TTM hereby agree as follows:

Article I

Transfer of Assets; Assumption of Liabilities

1.1 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, CoreWeave shall, at the Closing (as defined below), contribute, transfer and assign to TTM, and TTM shall assume and accept from CoreWeave, all of CoreWeave’s right, title and interest, as of the Closing Date (as defined below), in and to:

a)	[Redacted] of EThash equivalent mining hardware, with the serial numbers and GPU model specifications listed in Schedule 1.1(a) (the “Assets”);

b)	Any and all documentation or other tangible materials used in connection with identifying the Assets;

c)	Any and all of CoreWeave’s records and other documents relating to CoreWeave’s title to the Assets; and

d)	The Parties hereto expressly agree that TTM is not assuming any liabilities, obligations or undertakings relating to the Assets.

1.2 Left intentionally blank.

1.3 Left intentionally blank.

1.4 Excluded Liabilities. CoreWeave shall retain, and TTM shall not assume, and nothing contained in this Agreement shall be construed as an assumption by TTM of, any liabilities, obligations or undertakings of CoreWeave of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown due or to become due, unliquidated or otherwise.

Article II

Consideration

In exchange for contribution of the Assets by CoreWeave, TTM shall, on the Closing Date, issue to CoreWeave that number of shares of the Common Stock, par value $0.00001 per share, of TTM, which, as of the Closing Date, shall represent Twenty-Eight and Sixty-Five One- Hundredths Percent (28.65%) of the issued and outstanding capital stock of TTM, on a fully diluted basis (the “Shares”).

Article III

Closing

3.1 Closing. The Parties intend to sign and close simultaneously. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place when all conditions to the Parties’ obligations set forth in Article VIII hereof have been satisfied or waived by the Party entitled to the benefit of such condition. The date on which the Closing occurs is referred to herein as the “Closing Date,” and the Closing shall be deemed effective as of 11:59 p.m., then current Eastern time, on the Closing Date.

3.2 General Procedure. At the Closing, each Party shall deliver to the Party entitled to receipt thereof the documents, certificates and instruments of transfer required to be delivered pursuant to Article VIII hereof and such other documents, instruments and materials (or complete and accurate copies thereof, where appropriate) as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for the receiving Party. The conveyance, transfer, assignment and delivery of the Assets shall be effectuated by CoreWeave’s execution and delivery to TTM of this Agreement and such other instruments of conveyance, transfer, assignment and delivery as TTM shall reasonably request to cause CoreWeave to transfer, convey, assign and deliver the Assets to TTM.

3.3 Risk of Loss. CoreWeave shall bear the risk of loss by fire or other casualty or damage by fire or other casualty prior and through the Closing. In the event such loss or damage is substantial, CoreWeave may, upon notice to TTM, substitute equivalent, in quality and quantity, replacement hardware by providing new serial numbers and GPU specifications to TTM, which TTM shall accept or reject in its reasonable commercial judgment.

Article IV

Representations and Warranties of CoreWeave

CoreWeave hereby represents and warrants to TTM that, on the date hereof:

4.1 Incorporation and Corporate Power. CoreWeave is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to carry on its business as now being conducted and to own, contribute and transfer, and operate the Assets. CoreWeave is qualified as a foreign corporation to do business in every jurisdiction in which the nature of its business or its ownership or operation of the Assets requires it to be qualified and in which the failure to be so qualified would have a material adverse effect on the Assets.

4.2 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by CoreWeave and the consummation of the transactions contemplated hereby have been duly and validly authorized by its Board of Directors, and no other proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by CoreWeave and, assuming that this Agreement is the valid and binding agreement of TTM authorized by its Board of Directors, constitutes the valid and binding obligation of CoreWeave, enforceable in accordance with its terms.

4.3 Authority; No Breach. CoreWeave has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by CoreWeave and the consummation of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, or constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon the Assets, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Certificate of Incorporation or any other governing documents of CoreWeave or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which the Assets are bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which the Assets are subject. CoreWeave represents that the Assets are being contributed to TTM free and clear and not subject to any liens.

4.4 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, the Parties acknowledge that CoreWeave does not make any express or implied representation or warranty with respect to CoreWeave, the Assets or otherwise. Without limiting the generality of the foregoing, CoreWeave represents and warrants that, up to and including the date hereof the Assets are in working order and condition (ordinary wear and tear excepted). Notwithstanding, TTM acknowledges and agrees that CoreWeave makes no other express, implied or statutory warranties with respect thereto, including warranties of merchantability, satisfactory quality or fitness for a particular purpose.

Article V

Representations and Warranties of TTM

TTM hereby represents and warrants to CoreWeave that, on the date hereof:

5.1 Incorporation and Corporate Power. TTM is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

5.2 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by TTM and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by TTM and constitutes the valid and binding obligation of TTM, enforceable in accordance with its terms.

5.3 No Breach. The execution, delivery and performance of this Agreement by TTM and the consummation by TTM of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of TTM, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Certificate of Incorporation or Bylaws of TTM or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which TTM is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which TTM is subject.

5.4 Governmental Authorities; Consents. TTM may be required to submit notice, report or other filing with a governmental authority including but not limited to the U.S. Securities and Exchange Commission in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person, however, is expected to be required to be obtained by TTM in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

Article VI

Covenants of CoreWeave

6.1 Maintenance of the Assets. In connection with the Assets:

a)	CoreWeave shall not take any action except in, the ordinary course of CoreWeave’s business, on an arm’s-length basis and in accordance in all material respects with all applicable laws, rules and regulations and CoreWeave’s past custom and practice, and CoreWeave shall disclose to TTM all expenditures made, whether within or outside the ordinary course of business up to and including the Closing Date;

b)	CoreWeave shall not, directly or indirectly, do or permit to occur any of the following insofar as they relate to the Assets: (i) sell, pledge, dispose of or encumber any of the Assets; or (ii) incur any indebtedness for borrowed money that would affect CoreWeave’s (prior to Closing) or TTM’s (post-Closing) right, title and interest in the Assets; and

c)	CoreWeave shall not cancel or terminate its current insurance policies covering the Assets, or cause any of the coverage thereunder to lapse, up to and including the Closing Date.

6.2 Conditions. CoreWeave shall take all commercially reasonable actions necessary or desirable to cause the conditions set forth in Section 8.1 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after satisfaction thereof.

Article VII

Covenants of TTM

TTM covenants and agrees with CoreWeave as follows:

7.1 Conditions. TTM shall take all commercially reasonable actions necessary or desirable to cause the conditions set forth in Section 8.2 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof.

Article VIII

Conditions to Closing

8.1 Conditions to TTM’s Obligations. The obligation of TTM to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

a)	The representations and warranties set forth in Article IV hereof shall be true and correct in all material respects at and as of the Closing Date;

b)	CoreWeave shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Closing; and

c)	On the Closing Date, CoreWeave shall have delivered to TTM all of the following:

1)	title to and functional possession of the Assets;

2)	the Hosting Agreement, duly signed and executed by CoreWeave;

3)	the Services Agreement, duly signed and executed by CoreWeave;

4)	such other certificates, documents and instruments as TTM reasonably requests related to the transactions contemplated hereby; and

5)	a true, correct and complete copy of the text of the resolutions adopted by the Board of Directors of CoreWeave authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement including the transfer of the Assets.

8.2 Conditions to CoreWeave’s Obligations. The obligations of CoreWeave to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

a)	The representations and warranties set forth in Article V hereof will be true and correct in all material respects at and as of the Closing Date;

b)	TTM shall have secured clean and full title, interest and possession of mining hardware substantially comparable to the assets of TTM Ventures LLC, as further contemplated in that certain Letter of Intent, dated as of March 15, 2021, between Sysorex, Inc. and TTM Ventures LLC.

c)	TTM shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing; and

d)	On the Closing Date, TTM will have delivered to CoreWeave:

1)	documentation reasonably acceptable to CoreWeave evidencing the Shares;

2)	the Hosting Agreement, duly signed and executed by TTM,

3)	the Services Agreement, duly signed and executed by TTM; and

4)	a true, correct and complete copy of the text of the resolutions adopted by the Board of Directors of TTM authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement including issuance of the Shares.

Article IX

Survival

9.1 Survival of Representations and Warranties. Notwithstanding any investigation made by or on behalf of any of the Parties hereto or the results of any such investigation and notwithstanding the participation of such Party in the Closing, the representations and warranties contained in Article IV and Article V hereof shall survive the Closing until the expiration of the applicable statutes of limitations.

Article X

Miscellaneous

10.1 Further Assurances. CoreWeave agrees that, on and after the Closing Date, it shall take all appropriate action and execute any documents, instruments or conveyances of any kind, which may be reasonably necessary or advisable to carry out any of the provisions hereof, including, without limitation, putting TTM in constructive possession of the Assets.

10.2 Cooperation and Exchange of Information. TTM and CoreWeave shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any tax return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or in conducting any audit or proceeding in respect of taxes.

10.3 Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the Party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person or either Party under or by reason of this Agreement.

10.4 Notices. Any notice, communication, request or correspondence required or permitted under the terms of this Agreement shall be in writing, and shall be deemed effective if delivered by personal delivery, overnight courier (signature required) or acknowledgement of receipt of electronic communication.

10.5 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either Party hereto without the prior written consent of the other Party hereto.

10.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.7 Complete Agreement. This Agreement and the Exhibits hereto, the Schedule and the other documents referred to herein contain the complete agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

10.8 Counterparts. This Agreement may be executed in one (1) or more counterparts, any one (1) of which need not contain the signatures of more than one (1) Party, but all such counterparts taken together will constitute one (1) and the same instrument.

10.9 Governing Law. The internal law, without regard to conflicts of laws principles, of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement. [Sig P. 8]

IN WITNESS WHEREOF, the Parties hereto have executed this ASSET EXCHANGE AND CONTRIBUTION AGREEMENT as of the day and year first (1st) above written.

COREWEAVE, INC.

By:	/s/ Brian Venturo
Brian Venturo, Chief Technology Officer

TTM Digital Assets & Technologies, Inc.

By:	/s/ Peter Salanki
Peter Salanki, President

Schedule 1.1(a)

CoreWeave Assets

(Redacted - Commercially Sensitive Information)

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EXHIBIT B

THIS SERVICES AGREEMENT (the “Agreement”) is entered into on March 30, 2021, (the “Effective Date”).

BETWEEN:

(1)	CoreWeave, Inc., a corporation organized under the laws of the State of Delaware, maintaining its principal place of business at 12 Commerce Street, Springfield, New Jersey, 07081 (“CoreWeave”);

and

(2)	TTM Digital Assets & Technologies, Inc., a corporation organized under the laws of the State of Nevada, with an address at 50 West Liberty Street, Suite 750, Reno, Nevada 89501 (“TTM” or “Client”).

(hereinafter jointly referred to as the “Parties” and individually as a “Party”).

WHEREAS, Client wishes to engage CoreWeave on the terms set forth in this Agreement to provide certain services (as more specifically described below) to Client in connection with the Client’s digital cryptocurrency asset mining operation; and

NOW THEREFORE, the Parties have agreed as follows:

1.	DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in this Section 1.

1.1.	“Client” means TTM.

1.2.	“Client Asset” means, initially, [Redacted] GH of EThash equivalent mining hardware owned or leased by Client. The Client Asset is comprised of a collection of Mining Systems (as defined below). Client has provided details of all initial hosting location(s) and a specific list of the hardware initially part of the Client Asset in Appendix A attached hereto and made a part hereof. Client shall notify CoreWeave of all additions of equivalent hardware to the Client Asset during the Term of this Agreement by sending the form of notice attached hereto as Appendix B.

1.3.	“Commencement Date” means April 1, 2021.

1.4.	Left Intentionally Blank.

1.5.	“Digital Cryptocurrency Assets” means any distributed, decentralized peer-to-peer digital currency or application. This is inclusive of block-reward transaction fees and all revenues associated with the mining and processing of the crypto currency or application

1.6.	“Down Payment” equals One Hundred Thousand and 00/100 United States Dollars (“USD”) ($100,000.00), payable in accordance with Section 3.1.

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1.7.	“Installation” means the configuration of the Client Asset with the Mining System management software provided by CoreWeave hereunder at no additional charge, which upon configuration, is capable of hashing.

1.8.	“Mining System” means either a GPU or ASIC based mining motherboard, which may have multiple GPU or ASIC boards configured underneath it.

1.9.	“Other Cryptocurrency Activities” means the mining of Digital Cryptocurrency Assets other than in furtherance of the delegation granted in Section 2.1.

2.	ENGAGEMENT; COREWEAVE RESERVATIONS

2.1.	Client hereby delegates to CoreWeave the sole and exclusive authority during the Term of this Agreement, to configure software with the Client Asset for the purpose of mining Digital Cryptocurrency Assets from the Installation, including but not limited to Ethereum (the “Services”).

2.2.	Without limiting the generality of Section 2.1, the Services also include CoreWeave’s installation and configuration, operation and management of CoreWeave’s (or a third-party’s) Mining Systems management software, subject to the reservations and disclaimers set forth herein. CoreWeave uses the management software to monitor, maintain, troubleshoot and communicate with Client’s hosting service provider in the event any physical maintenance or repair of the Client Asset is needed. CoreWeave expressly reserves the right, in performing the Services, to modify (or not modify) its Mining Systems management software, provided, however, Client may request that CoreWeave incorporate and/or switch to third-party management software, subject to Client reimbursing CoreWeave for all actual expenses and costs related thereto.

2.3.	In order for CoreWeave to perform the Services, Client grants permission and agrees to provide CoreWeave with 24/7 remote access to the Installation; namely, by providing CoreWeave with all necessary information, passwords and permissions.

2.4.	CoreWeave hereby accepts the delegations set forth in Sections 2.1 and 2.2 and agrees to perform the Services in a commercially reasonable manner to attempt to manage and optimize the Installation for the purpose of capturing cryptocurrency mining opportunities, as identified and directed by Client.

2.5.	CoreWeave retains all right, title and interest in the Mining Systems management software configured with the Client Asset. Further, any and all new versions and releases, derivative works, modifications, enhancements, applications, extensions and/or customizations of CoreWeave’s management software shall also constitute CoreWeave intellectual property. Client shall not obtain or claim any ownership rights or interests in CoreWeave’s management software, or any portion thereof, or any intellectual property rights thereto. Client further agrees and acknowledges that the owner of any third-party software integrated into the Installation or any component thereof shall retain all ownership, rights, title and interest in and to such third-party software and that Client shall not obtain or claim any ownership interest in such third-party software or intellectual property therein.

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3.	DOWN PAYMENT; SERVICE FEES; DISCOUNTS

3.1.	Upon the Effective Date, Client shall remit an amount equal to the Down Payment, in immediately available funds, to the designated account of CoreWeave that CoreWeave shall have designated to Client by notice on or before the Effective Date. CoreWeave shall credit the Down Payment towards the initial invoice(s) reflecting the monthly Base Management Fees described below.

3.2.

Starting as of the Commencement Date, in consideration for the Services, Client shall pay CoreWeave a monthly Base Management Fee equal to: (i) [Redacted] per GPU-based Mining System, and (ii) [Redacted] per ASIC-based Mining System. Base Management Fees shall be paid in arrears and due within fifteen (15) days of Client’s receipt of an invoice from CoreWeave.

3.3.

If, during any calendar month of the Term, CoreWeave operates, on average, more than 1,500 Mining Systems within the Installation, the Base Management Fee with respect to the excess Mining Systems above 1,500 shall be discounted by [Redacted] Percent.

3.4.	All third-party software costs associated with the Services and the operation of the Client Asset shall be passed through to Client at cost, without markup.

4.	DISTRIBUTION OF CRYPTO PRODUCTION

4.1.	On or before the Commencement Date, Client shall provide CoreWeave with the wallet address for real-time transfer of the Digital Cryptocurrency Assets generated from the Installation.

4.2.	Client is responsible to update CoreWeave with any changes in the wallet address and CoreWeave expressly disclaims any and all obligations with respect to Client’s wallet.

5.	TERM

5.1.	The initial term of this Agreement shall be from the Commencement Date through June 30, 2022 , and shall automatically renew thereafter for successive one (1)-year terms (the initial term and any and each successive term shall be referred to herein as, the “Term”) unless either Party provides written notice to the other of nonrenewal within sixty (60) days of the expiration of the then current Term.

5.2.	Notwithstanding anything to the contrary herein, upon the termination or expiration of this Agreement, the Mining System management software configured with the Client Assets shall be removed.

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6.	REPRESENTATIONS AND WARRANTIES

6.1.	Each Party hereby represents and warrants (i) that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; (ii) that the execution and performance of this Agreement will not conflict with or violate any provision of any law having applicability to such Party; and (iii) that this Agreement, when executed and delivered, will constitute a valid and binding obligation of such Party and will be enforceable against such Party in accordance with its terms.

6.2.	CoreWeave Warranty and Disclaimer

6.2.1.	CoreWeave warrants that the Services will conform in material respects to the customary service level standards in the cryptocurrency mining sector; provided, however, that CoreWeave does not warrant any third-party software underlying its mining management software or the Installation, or that the software will be error free or will operate without interruption.

6.2.2.	CoreWeave expressly disclaims any warranty, express or implied of its software, and the Installation and all components provided by CoreWeave, including the software are provided “as-is,” and CoreWeave disclaims any and all other promises, representations and warranties, whether express or implied.

6.2.3.	CoreWeave expressly disclaims any warranty that the Installation and any component thereof, including its and any third-party management software, infringes on the intellectual property rights of any third-party.

7.	GOVERNING LAW AND JURISDICTION

This Agreement, including any non-contractual obligations arising out of or in connection with this Agreement, and any disputes or claims (including non-contractual disputes or claims) arising out of or in connection with it shall be governed by and construed in accordance with the laws of the State of New Jersey. Any disputes, including non-contractual disputes, relating to this Agreement shall be subject to and resolved by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

8.	WAIVER, AMENDMENT

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any provisions of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

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9.	COUNTERPARTS

This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute one (1) and the same instrument. The transmission by electronic communication of this Agreement executed by either Party hereto shall be effective to evidence that Party’s intention to be bound by this Agreement and that Party’s agreement to the terms, provisions and conditions hereof, all without the necessity of having to produce an original copy of such execution page.

10.	NOTICES

Any notice, communication, request or correspondence required or permitted under the terms of this Agreement shall be in writing, and shall be deemed effective if delivered by personal delivery, overnight courier (signature required) or acknowledgement of receipt of electronic communication. The contact information for notices to the respective Parties shall be:

9.1	For CoreWeave:

[notices information redacted]

9.2	For Client:

[notices information redacted]

11.	NO THIRD-PARTY BENEFICIARIES

Unless expressly provided to the contrary in this Agreement, a person who is not a Party to this Agreement has no right to enforce or enjoy the benefit of any term of this Agreement.

12.	ASSIGNMENT

Neither Party may assign or transfer all or a part of its rights and obligations under this Agreement to any other person without the prior written consent of the other Party, such consent not to be unreasonably withheld.

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13.	ENUREMENT

This Agreement and everything herein contained shall enure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.

14.	FURTHER ASSURANCES

Each of the Parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as any other Party hereto may reasonably require from time-to-time for the purposes of giving effect to this Agreement and shall use commercially reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

15.	ENTIRE AGREEMENT

This Agreement contains the entire understanding among the Parties and supersedes any prior written or oral agreements between them respecting the subject matter of this Agreement. There are no representations, warranties, covenants, agreements, arrangements or understandings, oral or written between the Parties relating to the subject matter of this Agreement that are not fully set forth herein.

16.	FORCE MAJEURE

A Party shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, pandemics; governmental regulations or executive orders, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. If any law or regulation renders performance of this Agreement illegal or commercially impractical by either Party, that Party may terminate this Agreement forthwith.

17.	INTERPRETATION

The division of this Agreement Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section refers to the specified Section of this Agreement. In this Agreement, the terms “hereof,” “herein,” “hereto” and similar expressions refer to this Agreement and not to any particular part, Section, or other provision hereof. Should any provision of this Agreement require interpretation or construction, it is agreed by the Parties that the entity interpreting or construing this Agreement shall not apply a presumption against one Party by reason of the rule of construction that a document is to be construed more strictly against the Party who prepared the document.

[Signature page 8 follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this SERVICES AGREEMENT to be duly executed and effective as of the date first (1st) above written.

COREWEAVE, INC.

By:	/s/ Brian Venturo
Name: Brian Venturo
Title: Chief Technology Officer

TTM Digital Assets & Technologies, Inc.

By:	/s/ Peter Salanki
Name: Peter Salanki
Title: President

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